© 2014 Molina Healthcare, Inc.
Status of Reimbursement – ACA Fee in Molina States (as of June 23
rd
2014)
Our guidance assumes the ACA fee and related tax effects will be fully reimbursed in all states.
Note:
Constitutes forward-looking guidance. Amounts are estimates and subject to change. Actual results may differ materially. See our risk factors as discussed in our Form 10-K and other periodic filings.
Please refer to the Company’s cautionary statements.
State Comments ACA Fee Gross Up
Reimbursement
Revenue
Reimbursement
Not Yet Achieved
Quarter for
Revenue
Recognition
Ohio
Contract specifically calls for reimbursement of fee and
tax impact.
$18M $14M $32M $0M Q1
Washington
Contract specifically calls for reimbursement of fee and
tax impact.
$16M $9M $25M $0M Q1
Texas
Informal support from state.
$12M $7M $19M $19M Unknown
Michigan
State legislature has appropriated funds for ACA fee and
tax reimbursement. Awaiting supplemental legislation
approving reimbursement.
$11M $7M $18M $18M Unknown
California
Health plan has received letter from state committing
to reimbursement of fee and tax impact upon CMS
$7M $5M $12M $12M Unknown
New Mexico
Health plan has received letter from state committing to
reimbursement of fee and tax impact upon CMS approval.
$7M $5M $12M $12M Unknown
Florida
Contract specifically calls for reimbursement of fee and
tax impact.
$4M $2M $6M $0M Q1
Utah
ACA fee and tax appropriated by the 2014 Legislature.
Discussions on contract language and rate adjustment
ongoing.
$3M $2M $5M $5M Unknown
Wisconsin
Contract specifically calls for reimbursement of fee and
tax impact.
$3M $2M $5M $0M Q1
Illinois
Contract specifically calls for reimbursement of fee and
tax impact.
$0M $0M $0M $0M Q1
Medicare
Included in bid pricing.
$8M $5M $13M $0M Q1
TOTAL $89M $58M $147M $66M
Exhibit 99.1
approval. State and health plans are developing
payment methodology.